ASSIGNMENT OF LEASES

THIS ASSIGNMENT made this 10th day of **December, 2004**, by **SOUTHRIDGE HOLDINGS LLC,** a limited liability company organized and existing under the laws of the State of Delaware and having a Connecticut office located at 90 Grove Street, Ridgefield, Connecticut 06877 (hereinafter "OWNER"), to **FAIRFIELD COUNTY BANK CORP.**, a corporation organized and existing under the laws of the State of Connecticut and having its principal office at 150 Danbury Road, Ridgefield, Connecticut (hereinafter called "MORTGAGEE").

WHEREAS, OWNER is the present owner of the premises described in Schedule "A" attached hereto (hereinafter called the "premises"); and

WHEREAS, MORTGAGEE holds or is about to become the holder of a mortgage note secured *inter alia* by a second mortgage on real property known as **90 Grove Street, Units 001, 003, 105, 108, 109, 201, 202, 203-204, 205, 206 and 207, Executive Pavilion Condominium, Ridgefield, Connecticut,** executed by OWNER and **PETALS DECORATIVE ACCENTS LLC** affecting said premises in the principal sum of **ONE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($1,500,000.00)** and may in the future hold another mortgage or mortgages in greater or lesser amounts affecting said premises; and

WHEREAS, part or all of said premises has been or will be leased to or occupied by one or more tenants; and

WHEREAS, MORTGAGEE, as a condition of making the aforesaid mortgage loan, has required an assignment of said leases to MORTGAGEE as additional security for said mortgage loan;

NOW THEREFORE, in consideration of the making of said mortgage loan and of the sum of One ($1.00) Dollar and other good and valuable consideration, receipt of which is hereby acknowledged by Owner, it is hereby agreed as follows:

1. Assignment. OWNER hereby assigns, transfers and sets over to MORTGAGEE the lease or leases identified in the "SCHEDULE OF LEASES" attached hereto, if any, and, whether or not so identified, any and all leases, rentals or occupancy agreements for the use and occupancy of any part or all of said premises which are now in existence or which may exist at any time or times in the future during the term of this Assignment, and any renewals or extensions thereof, whether or not recorded, (all of which present and future leases, rentals and occupancy agreements, whether or not identified in the "SCHEDULE OF LEASES", are made subject to this Assignment and are hereinafter referred to and included within the term "leases"), intending hereby to assign to MORTGAGEE all of the landlord's interest in said leases, and all rents, income and profits arising therefrom.

2. Obligations Secured. This Assignment is given as security for (a) payment of any and all indebtedness due MORTGAGEE which is secured by the aforesaid mortgage and by any other future mortgage or mortgages in greater or lesser amounts affecting said premises hereafter held by MORTGAGEE (all of which are hereinafter referred to and included within the term "mortgage"); (b) payment of all other sums with interest thereon becoming due and payable under the provisions hereof or under the provisions of the mortgage or any note secured thereby; and (c) performance and discharge of any and all obligations, covenants, representations and agreements of OWNER contained herein and in the mortgage, any note secured thereby, any other instrument evidencing or securing said indebtedness, and in any and all leases affecting said premises.

3. Representations by Owner. OWNER hereby represents that, as to all existing leases, whether or not identified in the "SCHEDULE OF LEASES", (a) the lease has been duly executed, is valid and enforceable; (b) the terms thereof are as set forth in the "SCHEDULE OF LEASES" and/or in the copy of said lease delivered to MORTGAGEE; (c) landlord and tenant are not in default in any respect thereunder; (d) neither the lease nor any rents thereunder are subject to any other assignment; (e) no rent has been anticipated or prepaid by more than thirty (30) days prior to due date or accrual; (f) the tenant does not have and has not claimed any defense, offset or counterclaim affecting the payment of rent or performance of the tenant's other obligations thereunder; (g) the

lease contains no option to buy or right of first refusal of an offer to sell the premises or any part thereof; and (h) OWNER has good right and authority to assign the same to MORTGAGEE.

4. Covenants by Owner. OWNER hereby covenants and agrees that, as to all present and future leases, it will not, without MORTGAGEE'S prior written consent: (a) accept any prepayment of rent more than thirty (30) days prior to due date or accrual; (b) reduce the rent or otherwise amend, modify or alter said lease in any way; (c) surrender, cancel or terminate the same; (d) pledge, mortgage or assign any lease or rent thereunder as security for any obligation; (e) assign any lease or rent thereunder except in connection with a conveyance of said premises and then only if expressly made subject to this Assignment; (f) violate or default in performance of any provision thereof; (g) consent to or permit any violation, default, cancellation, surrender, termination, abandonment, assignment or subletting of its lease by any tenant.

Any of the above acts, if done without written consent of MORTGAGEE shall be null and void.

5. Additional Covenants by Owner. OWNER hereby covenants and agrees that as to all present and future leases, it will: (a) deliver to MORTGAGEE executed or conformed copies of all leases or other instruments affecting said premises on request by MORTGAGEE; (b) give prompt notice to MORTGAGEE of any alleged default by either landlord or tenant under any lease, with a copy of any notice of default given by either landlord or tenant; (c) enforce, short of termination of the lease, the performance of all obligations of the tenant, at OWNER'S expense.

6. Rent Payment to Owner. So long as there is no default by OWNER in any payment or obligation secured hereby, OWNER may receive, collect and enjoy the rents, income and profits from said premises, but as a trust fund for payment of the mortgage principal and interest, taxes, assessments, insurance premiums, and maintenance and utility charges relating to said premises before using the same for any other purpose.

7. Mortgagee's Rights. Upon or at any time after a default in the payment of any indebtedness or performance of any obligation secured hereby, MORTGAGEE may, at its option, enter upon the premises, collect and receive any and all rents or income therefrom, take possession of the premises, operate and manage the same, make repairs and alterations and do all things that OWNER might do with respect to said premises, without limitation.

8. Rent Payment to Mortgagee. A written demand on any tenant by MORTGAGEE for payment of rent to MORTGAGEE shall be sufficient warrant to said tenant to pay rent to MORTGAGEE without necessity for consent by OWNER, or evidence of a default by OWNER, and OWNER hereby directs and requires all tenants on said premises to honor this Assignment and comply with any such demand by MORTGAGEE until written notice by MORTGAGEE to the tenant to resume rent payments to OWNER.

9. Application of Rents. MORTGAGEE may apply any rents received by it hereunder to the payment of (a) all proper expenses pertaining to the operation and management of the premises, including taxes, assessments, liens, insurance premiums, repairs and alterations, with interest and (b) the indebtedness secured hereby and all costs and attorney's fees, in such manner and order of priority as MORTGAGEE may in its sole discretion determine, any law or custom to the contrary notwithstanding.

10. Indemnity. OWNER hereby indemnifies and agrees to save MORTGAGEE harmless from any liability or expense incurred by MORTGAGEE hereunder or under any lease, and agrees to reimburse MORTGAGEE for any such expense, with interest, on demand.

11. Effect. Any action by MORTGAGEE hereunder shall not constitute a waiver of or be deemed to cure any default by OWNER under any note, mortgage or other instrument, and shall not affect or prejudice any other rights or remedies of MORTGAGEE, which may be exercised by MORTGAGEE prior to, concurrently with or subsequent to action hereunder; and any action by MORTGAGEE under any note, mortgage or other instrument, or the release of any party liable thereunder, or any extension or indulgence with respect thereto, shall not affect or prejudice MORTGAGEE'S rights hereunder. Nothing herein or action by MORTGAGEE hereunder shall diminish OWNER'S obligations under any lease or impose any obligation upon MORTGAGEE with respect thereto.

12. Assignment by Mortgagee; Foreclosure. MORTGAGEE may assign the landlord's interest in said leases to any subsequent holder of said mortgage or to any party who acquires title to said premises in foreclosure. No assignee of the landlord's interest in said leases after a foreclosure of said mortgage shall be liable to account to OWNER for any rents or income thereafter accruing.

13. Default. Any default by OWNER hereunder, or any breach or violation of any representation or covenant herein, shall at the option of MORTGAGEE constitute a default under said mortgage, as if the provisions hereof were fully set forth in said mortgage, entitling MORTGAGEE to all rights and remedies therein contained.

14. Termination. This Agreement shall continue in full force and effect until full payment of all indebtedness secured hereby, as evidenced by the recording of a full release of the mortgage without the recording on the same day of another mortgage to MORTGAGEE affecting said premises, at which time this Assignment shall terminate and be void and of no effect without necessity for any further instrument.

15. Succession. This Assignment is binding upon OWNER and any subsequent owner of said premises or any part thereof, and is binding upon and inures to the benefit of MORTGAGEE, its successors and assigns and any subsequent holder of said mortgage.

IN WITNESS WHEREOF, Owner has hereunto set its hand and seal this **10th** day of **December, 2004.**

Signed, sealed and delivered
in the presence of:

SOUTHRIDGE HOLDINGS LLC

_____________________ By: _____________________
(witness) Stephen M. Hicks, its Manager
duly authorized

____
Robert R. Jewell (witness)

STATE OF CONNECTICUT)
) **ss. Ridgefield** **December 10, 2004**
COUNTY OF FAIRFIELD)

Personally appeared **SOUTHRIDGE HOLDINGS LLC,** acting herein by Stephen M. Hicks, its Manager, duly authorized, signer and sealer of the foregoing instrument, and acknowledged the same to be his free act and deed, and the free act and deed of said **SOUTHRIDGE HOLDINGS LLC**, before me,

____
Robert R. Jewell
Commissioner of the Superior Court

SCHEDULE OF LEASES

All leases, express or implied, now in existence or arising hereafter, including but not limited to the following:

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Global Executive Services, Inc. (as Tenant) dated September 18, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Carlson Therapy Network, Inc. (as Tenant) dated September 18, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Black Diamond Software (as Tenant) dated January 22, 2004.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Security Technology Inc. a/k/a Markland Technology (as Tenant) dated December 26, 2002.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and LTEL Holdings Corporation (as Tenant) dated December 1, 2002.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Southridge Technology Group LLC (as Tenant) dated December 31, 2002.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Hamilton Investment Management LLC (as Tenant) dated November 1, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and John Siddall (as Tenant) dated November 1, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Xmark Asset Management LLC (as Tenant) dated January 1, 2004.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Global Matrechs Inc. (as Tenant) dated August 15, 2001.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Southridge Capital Management LLC (as Tenant) dated January 1, 2004.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Arctic Edge, LLC (as Tenant) dated June 17, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Professional Dynamics LLC (as Tenant) dated February 12, 2004.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Upland Capital (as Tenant) dated September 18, 2003.

That certain Lease Agreement between Southridge Holdings LLC (as Landlord) and Petals Decorative Accents (as Tenant) dated January 1, 2004.